                                                                    EXHIBIT 10.7

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


     THIS STOCK OPTION AGREEMENT is made as of the ____ day of ____________ 1993, between DMX ACQUISITION CORP., a Delaware corporation (hereinafter referred to as the "Company"), and THOMAS E. TURNER (hereinafter referred to as "Optionee").

                                R E C I T A L S:
                                ---------------

     A. Optionee is currently an employee of the Company's subsidiary, Datamax Corporation, a Delaware corporation ("Datamax").

     B. The Company considers it desirable and in the Company's best interest that Optionee be given an inducement to acquire a proprietary or equity interest in the Company as an added incentive to advance the interests of the Company in the form of an option to purchase Common Stock of the Company.

     C. The Company has approved and implemented a Stock Option Plan, dated September 4, 1991 (the "Plan"), and amended the Plan as of _____________, 1993, all of the terms of which are incorporated herein by reference. The Plan is available for inspection by Optionee at the principal offices of the Company.

                               A G R E E M E N T:
                               -----------------

     In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee the right and option (hereinafter referred to as the "Option") to purchase up to an aggregate of 125,000 shares of the Company's Common Stock (the "Stock") at an exercise price of $4.00 per share (the "Exercise Price"), on the terms and conditions herein set forth. The date of grant of the Option is the date of this Agreement.

     2. Period of Option, When Exercisable, and Vesting. The term of this Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as provided herein (the "Exercise Period"). During the Exercise Period, Optionee may exercise this Option for portions of the total shares granted above only in accordance with the following vesting schedule:

          (a) In the event that earnings before interest and taxes but after selling, general and administrative expenses for the Company's subsidiary, Fargo Acquisition Corporation (Datamax Bar Code Products Corp. after the name change) ("EBITAF"), for the fiscal year ending at the end of February, 1994 equals more than $16,500,000 but less than $20,500,000, this option may be exercised as to 20,000 shares if the EBITAF is $16,500,000 or 25,000 shares if the EBITAF is

$20,500,000 or greater, or an amount between these amounts on a linear basis if the EBITAF is between $16,500,000 and $20,500,000."

     (b) In the event that the EBITAF for the fiscal year ending at the end of February, 1995 ("EBITAF 95") is greater than $18,975,000 but less than $23,575,000, this option may be exercised as to 20,000 shares if the EBITAF is $18,975,000, or 25,000 shares if the EBITAF is $23,575,000 or greater, or an amount between these amounts on a linear basis if the EBITAF is between $18,975,000 and $23,575,000.

     (c) In the event that the EBITAF for the fiscal year ending at the end of February, 1996 ("EBITAF 96") is greater than $21,821,250 but less than $27,111,250, this option may be exercised as to 20,000 shares if the EBITAF is $21,821,250, or 45,000 shares if the EBITAF is $27,111,250 or greater, or an amount between these amounts on a linear basis if the EBITAF is between $21,821,250 and $27,111,250.

     (d) Provided that vesting has occurred for each of the fiscal years ending in 1994, 1995 and 1996 as set forth above, and provided Optionee is employed by the Company on March 1, 1997, this option may be exercised as to 25,000 shares (in addition to other vested shares).

     (e) Provided that vesting has occurred for each of the fiscal years ending in 1994, 1995 and 1996 as set forth above, and provided Optionee is employed by the Company on March 1, 1998, this option may be exercised as to 25,000 shares (in addition to other vested shares).

     (f) Datamax and the Optionee may mutually agree as to other financial objectives or time vesting in lieu of the vesting objectives set forth in paragraph 2(b), (c), (d) and (e) in order for vesting to occur, but in no event shall vesting occur for an applicable fiscal year for more than 25,000 shares or less than 20,000 shares. Any such agreement shall be reached prior to the beginning of an applicable fiscal year and shall be evidenced by written amendment to this Stock Option Agreement.

     (g) Notwithstanding anything to the contrary set forth above, in the event the Optionee voluntarily terminates his employment with the Company (i) prior to the second anniversary date of this Stock Option Agreement (the "Anniversary Date"), no shares may be purchased pursuant to this Stock Option Agreement, or
(ii) after the second Anniversary Date but on or before the third Anniversary Date, forty percent (40%) of the shares that may otherwise be purchased pursuant to paragraphs 2(a), (b) or (c) above may be purchased pursuant to this Stock Option Agreement.

     EBITAF shall be calculated by the Company's Chief Financial Officer upon receipt of the audited financial statements for the Company for each applicable fiscal year. The Optionee shall be notified by the Company within thirty (30) days after receipt by the Company of its audited financial statements for the applicable fiscal year of the EBITAF as calculated by the Chief Financial Officer. For purposes of exercising this Option, in the event that Optionee's employment by Datamax has terminated following the end of an applicable fiscal year but before optionee has been notified of the EBITAF for such fiscal year, the date of termination of employment shall be deemed to be the date

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on which Optionee receives such notification. In the event that Optionee's employment terminates prior to the end of an applicable fiscal year and it is later determined that the EBITAF vesting target was achieved for such fiscal fear, Optionee shall be entitled to exercise that vested portion triggered by achieving such target equal to the ratio of the vested shares for the fiscal year times the number of days during such fiscal year Optionee was employed by Datamax divided by 365 days. Optionee understands that if Optionee is permitted by this provision to exercise a portion of this Option beyond ninety (90) days following termination of Optionee's employment, such portion may not be qualified as an incentive stock option under Section 422 of the Internal Revenue Code.

     3. Exercise Of Option. The Option shall be exercisable only after the second anniversary date of this Stock Option Agreement (unless earlier exercise is permitted by the Company in writing) during the Exercise Period of the Option and only in accordance with the above vesting schedule as long as Optionee is in Continuous Employment with Datamax. Notwithstanding the preceding sentence, the Option may be exercised for the number of shares vested in Optionee as of the date of termination of Continuous Employment:

          (a) for a period ending thirty (30) days after the Optionee has terminated his Continuous Employment with Datamax, unless the optionee was terminated for cause by Datamax, in which case the Option terminates on notice of termination of employment; or

          (b) by the estate of the Optionee, within one (1) year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of Datamax; or

          (c) within one (1) year after the Optionee's employment with Datamax terminates, if the Optionee becomes disabled during Continuous Employment with Datamax and such disability is the cause of termination.

     In no event, however, shall the Exercise Period of this option extend beyond ten (10) years from the execution of this Agreement. The term "Continuous Employment" used in this section shall have the meaning set forth in paragraph 11(b) of the Plan.

     4.   Investment Representation and Agreement.
          ---------------------------------------

          (a) Optionee represents that this Option and any shares purchased pursuant to this option are purchased for investment purposes only and for Optionee's own account. Optionee acknowledges that this Option and the shares pertaining to this Option are not registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act, or the securities laws of any other state.

          (b) Optionee agrees not to sell or otherwise transfer any shares of stock purchased pursuant to this Option without registration under the Securities Act of 1933, as amended, and under any applicable state securities law, unless such sale or transfer is exempt from registration. Optionee acknowledges that the Company's books with respect to the transfer of any shares of stock purchased pursuant to this Option will reflect this transfer restriction.

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     5.   Restrictive Legend.  Optionee hereby agrees that certificates evidencing the shares of stock purchased by Optionee pursuant to this Agreement shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

          The shares of Common Stock evidenced by this certificate have been issued under the DMX Acquisition Corp. Stock Option Plan (the "Plan") and pursuant to an Incentive Stock Option Agreement, and are subject to the terms and provisions of such Plan and Incentive Stock Option Agreement.

          These shares have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

     6. Nonassignability of Option Rights. The Option is exercisable only by Optionee, except in the case of death while in Continuous Employment of Datamax, in which case the Option is exercisable by Optionee's estate's personal representative pursuant to paragraph 3(b), and except in the case of Optionee's termination due to disability occurring during Continuous Employment with Datamax, in which case the Option is exercisable, if necessary, by Optionee's legal representative pursuant to paragraph 3(c). The Option may not be sold, exchanged, assigned, pledged, discounted, hypothecated, or otherwise transferred except by will or by the laws of descent and distribution. The Option shall not be subject to execution, attachment, or similar process. Upon any attempt to sell, exchange, assign, pledge, discount, hypothecate, or otherwise transfer the Option or any right thereunder, contrary to the provisions hereof and of the Plan, the Option and all to the provisions hereof and of the Plan, the Option and all rights thereunder shall immediately become null and void.

     7. Method of Exercise. Shares purchased pursuant to this Agreement shall, at the time of purchase, be paid for in full at the Exercise Price of the Option as provided in paragraph 1 above. To the extent that the right to purchase shares has vested hereunder, the Option may be exercised from time to time during the Exercise Period as set forth in paragraph 2 above by delivering written notice to the Company stating the number of shares with respect to which the Option is being exercised and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon by the parties. Upon receipt of said written notice, the Company shall provide Optionee with that information required by the applicable state and federal securities laws. If, after receipt of said information, Optionee desires to withdraw said notice of exercise, Optionee may withdraw said notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares. Provided that Optionee does not withdraw his notice of exercise as provided herein, at the time specified in such notice, the Company shall deliver, without transfer or issue fee or tax, to Optionee, at the main office of the Company or at such other place as shall be mutually acceptable, a certificate or

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certificates for such shares out of theretofore authorized but unissued or reacquired common shares as the Company may elect, against payment of the Exercise Price, in form acceptable to the Company and consistent with the Plan. If Optionee fails to accept delivery of and pay for the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the Option, with respect to such undelivered shares may be Terminated by the Company.

     8. Limitation on Transfer During Registration Period. During the one hundred twenty (120) day period following the effective date of an initial registration statement filed by the Company under the Securities Act of 1933, as amended, Optionee shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Stock held by him at any time during such period except Stock included in such registration statement.

     9. Extension of Exercise Period in the Event the Company is Not Publicly Held. In the event that Optionee's employment with the Company terminates prior to optionee exercising that portion of this Option that has vested prior to such termination and on the date of such termination the Company is not a publicly held company (by being subject to the reporting requirements under Section 13 of the Securities Exchange Act of 1934), notwithstanding the provisions of paragraph 3 of this Agreement, the Optionee (or his estate) shall have the right to exercise that portion of this Option which has vested prior to such termination for a period equal to thirteen (13) months following the date on which the Company becomes publicly held or the expiration of this Option at the end of ten (10) years from the date of this Agreement, whichever occurs first. The Optionee understands that an extension of the exercise period pursuant to this provision beyond the Exercise Period set forth in paragraph 3 may cause that portion of the vested Option not exercised within the applicable period under paragraph 3 to no longer be qualified as an incentive stock option under
Section 422 of the Internal Revenue Code.

     10. Loan to Optionee. Upon exercise of part or all of the vested portion of this Option by Optionee (or his estate) and upon request by the Optionee (or his estate), the Company agrees to lend to the Optionee (or his estate) that amount of money equal to the Exercise Price upon the terms and conditions set forth in this paragraph. Such loan shall be evidenced by a promissory note in customary form creating personal liability for such amount for the Optionee (or his estate). Such promissory note shall be secured by the Stock purchased pursuant to the exercise of this Option pursuant to a customary pledge agreement. The promissory note shall carry interest at the applicable federal rate determined as of the date the promissory note is issued by the Optionee (or his estate). The promissory note shall be due and payable in full thirteen (13) months from the date of issuance of the promissory note. Payment of part or all of the promissory note may be made by the delivery to the Company of that number of shares of Stock having a fair market value, as determined in good faith by the Company's Board of Directors, equal to the principal and interest due on such promissory note. The Optionee understands that payment of the promissory note in this manner may cause the shares purchased pursuant to this Option, which are used to repay the promissory note, not to receive the capital gains tax treatment pursuant to Section 422 of the Internal Revenue Code.

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     11.  Option to Repurchase.

          (a) Company's Option. Any Stock purchased pursuant to this Option shall be subject to an option to repurchase such Stock by the Company until the Company becomes publicly held. Such option may be exercised by the Company during said period in the event of the termination of employment of the Optionee. The Company must elect to exercise the option to repurchase within sixty (60) days following the termination of the Optionee, otherwise such option shall expire. In order to exercise the option, the Company must notify the Optionee of its intent to exercise its option by mailing a notice to the Optionee or the representative of the Optionee's estate at the last address contained in the Company's files for such Optionee. Such notice shall state that the Company intends to exercise its option and shall state the purchase price per share which will be paid by the Company and the date on which such option will be exercised, which date will not be earlier than ten (10) days following the date of mailing said notice nor later than sixty (60) days following the date (the "Termination Date") of termination of employment. Such purchase price shall be the fair market value of the Stock as determined by the Board of Directors as of the date of the Optionee's termination of employment or death. If the Optionee's employment is terminated for "cause" by the Company, the purchase price shall be the price per share paid by the Optionee. As used herein, the term "cause" shall have the meaning as used in any employment agreement between the Company and the Optionee, or in the event there is no employment agreement, as determined by the Board of Directors. The purchase price shall be evidenced by a promissory note, bearing interest at the applicable federal rate under Section 1274(d) of the Code. Payments on said note shall be made in three (3) equal annual installments commencing six (6) months after the Termination Date.

          (b) Delivery of Stock Certificates. Upon receipt of any notice, pursuant to this paragraph 11(a) hereof from the Company, the Optionee shall deliver the certificates) representing such shares of Stock to the Company within ten (10) days from the date of such notice, along with a properly executed stock power authorizing the Company to transfer said shares to the Company, its successor or assignee.

     12. Changes in Capital Structure of Company. In the event of a change in capital structure of the Company, the number of shares covered by the Options and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company. the Company shall give notice of any adjustment to Optionee.

     13. Incorporation of Terms and Conditions in the Plan. This Option is subject to the terms and conditions contained in the Plan, and all amendments thereto made from time to time, a copy of which is on file with the Company at its principal business office and which Plan is by this reference thereto incorporated herein.

     14. Retention of Optionee's Shares. Until September 1, 1994 and until the Senior Debt has been paid in full and the Company and its Subsidiaries may no longer borrow Senior Debt from SBA under the Senior Loan Agreement, the Optionee shall not sell, transfer, assign, pledge or

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otherwise dispose of any Stockholder Shares held by Optionee or his Permitted
Transferees, except pursuant to a Sale of the Company or a Public Sale; provided that nothing contained in this paragraph 14 shall prohibit the Optionee from transferring Stockholder Shares as permitted by paragraph 15(d) hereof.

     15.  Restrictions on Transfer of Stockholder Shares.
          ----------------------------------------------

          (a) Transfer of Stockholder Shares. The Optionee shall not sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares except pursuant to the provisions of this paragraph 15, pursuant to the provisions of paragraph 15(d) hereof (an "Exempt Transfer") or pursuant to a Public Sale. The Optionee agrees not to consummate any Transfer (other than an Exempt Transfer or a Public Sale) until 30 days after the later of the delivery to the Company and the Stockholders of Optionee's Offer Notice or Sale Notice (if any), unless the parties to the Transfer have been finally determined pursuant to this paragraph 15 prior to the expiration of such 30-day period (the "Election Period").

          (b) First Offer Right. At least 30 days prior to making any Transfer of any Stockholder Shares (other than an Exempt Transfer or a Public Sale), the Optionee shall deliver a written notice (an "Offer Notice") to the Company and the Stockholders (the "Other Stockholders"). The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred and the proposed terms and conditions of the Transfer, and if the Optionee has identified or had any discussions with any prospective transferee, the Offer Notice shall also disclose the identity of the prospective transferees) (the purchase price specified in any Offer Notice shall be payable Solely in cash at the closing of the transaction or installments over time, and no Stockholder Shares may be pledged). First, the Company may elect to purchase all (but not less than all) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Optionee and the Other Stockholders as soon as practical, but in any event within 10 days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares within such 10-day period, the other Stockholders may elect to purchase all (but not less than all) of such Stockholder Shares at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Optionee as soon as practical, but in any event within 20 days after delivery of the Offer Notice. If the Other Stockholders have in the aggregate elected to purchase more than the number of Stockholder Shares being offered by the Optionee, the Stockholder Shares shall be allocated among the Other Stockholders electing to purchase shares according to each such Stockholder's Pro Rata Share. If the Company or any Other Stockholders have elected to purchase Stockholder Shares from the Optionee, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Optionee, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company and the other Stockholders have not elected to purchase all of the Stockholder Shares being offered, the Optionee may, within 90 days after the expiration of the Election period and subject to the provisions of subparagraph
(c) below, transfer all such Stockholder Shares to one or more third parties at a price no less than 95% of the price per share specified in the offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Other Stockholders in the Offer Notice. Any Stockholder

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Shares not transferred within such 90-day period shall be reoffered to the
Company, and the Other Stockholders prior to any subsequent Transfer. Each Stockholder's "Pro Rata Share" shall be based upon such Stockholder's proportionate ownership of all shares of capital stock outstanding in the Company on a fully-diluted basis.

          (c) Participation Rights. At least 30 days prior to any Transfer of Stockholder Shares (other than an Exempt Transfer or a Public Sale), the Optionee shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 15 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Optionee and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (1) the quotient determined by dividing the percentage of capital stock owned by such person by the aggregate percentage of Stockholder Shares owned by the optionee and the Other Stockholders participating in such sale, and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

          For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Optionee and if the Optionee at such time owns 1% of all Stockholder Shares and if one Other Stockholder elects to participate and owns 5% of all Stockholder Shares, the Optionee would be entitled to sell
     16.6 shares (1% divided by 5% times 100 shares) and the Other Stockholder would be entitled to sell 83.4 shares (5% divided by 6% times 100 shares).

The Optionee shall use his best efforts to obtain the agreement of the prospective transferees) to the participation of the Other Stockholders in any contemplated Transfer and to the inclusion of the Preferred Stock and the Warrants in the contemplated Transfer, and the Optionee shall not transfer any of his Stockholder Shares to any prospective transferee if such prospective transferee declines to allow the participation of the Other Stockholders or the inclusion of the Preferred Stock or the Warrants. If any portion of the warrants is included in any Transfer of Stockholder Shares under this subparagraph 15(c), the purchase price for the Warrants shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the portion of the Warrants to be transferred, reduced by the aggregate exercise price for such shares.

     (d) Permitted Transfers. The restrictions set forth in this paragraph 15 shall not apply with respect to any Transfer of Stockholder Shares by the Optionee (i) to the Company, (ii) to any Other Stockholder (or to a person that is a Permitted Transferee of such Stockholder), (iii) pursuant to applicable laws of descent and distribution or among the Optionee's Family Group (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 15 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred.

          (e) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this paragraph 15 shall continue with respect to each Stockholder Share until the first to occur of (i) the date on which such Stockholder Share has been transferred in a Public Sale, Or (ii) upon the Company becoming publicly held.

          (f) Definitions. The definitions of those defined terms used in paragraphs 14 and 15 hereof, unless defined elsewhere in this Agreement, are as follows:

               (i) "Preferred Shares" - Issued and outstanding shares, of any series, of preferred stock in the Company.

               (ii) "Public Sale" - Sale of Stockholder Shares pursuant to an effective registration statement or in a broker's transaction under Rule 144 or to the public under an exemption from registration.

               (iii) "Sale of the Company" - The sale of substantially all of the assets of the Company or the merger of the Company into another corporation, the majority of whose voting shares are not held, immediately after such merger, by stockholders of the Company immediately prior to such merger.

               (iv)    "SBA" - The Florida State Board, of Administration.

               (v) "Senior Debt" Borrowings from the Florida State Board of Administration.

               (vi) "Stockholders" Stockholders of record in the Company other than the Optionee.

               (vii) "Stockholder Shares" - Shares of capital stock of the Company held by the Optionee or shares of capital stock of the Company (or rights to purchase shares) held by Stockholders in the Company.

               (viii) "Warrants" - Stock purchase warrants issued and outstanding in the Company, but not including stock options issued to officers, directors or employees of the Company in connection with their services in such capacity.

     16. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of Florida.

     17. Binding Effect. This Agreement will inure to the benefit of and be binding on the Company, its successors and assigns, including, but not limited to, any company or entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and on Optionee and except as set forth in paragraph 6 above, their heirs, legal representatives, and successors, as the case may be.

     18. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such subject matter.

     19. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

     20. Number and Gender. Whenever used herein, singular numbers shall include the plural, the singular, and the use of any gender shall include all genders.

     21. Invalid Provision. The invalidity or unenforceability of any term or provision of this Agreement or the nonapplication of any such term or provision to any person or circumstance shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect and shall be construed as if such invalid, unenforceable, or nonapplicable provision were omitted.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       "COMPANY"

                                       DMX ACQUISITION CORP.


                                       By:  ___________________________
                                            Robert C. Strandberg
                                            President



                                       "OPTIONEE"


                                       ________________________________
                                       Thomas E. Turner